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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Equity Residential Properties Trust and Wellsford Residential Property Trust Joint Proxy Statement/Equity Residential Properties Trust Prospectus/Wellsford Real Properties, Inc. Information Statement, that is made a part of the Registration Statement (Form S-4 No. 333-24653) and related Prospectus of Equity Residential Properties Trust, and to the incorporation by reference therein of our report dated February 10, 1997, (except for Note 13, as to which the date is February 28, 1997), with respect to the consolidated financial statements and schedule of Wellsford Residential Property Trust and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission, and to the inclusion therein of our report dated February 28, 1997, with respect to the combined financial statements of The Predecessor to Wellsford Real Properties, Inc.


                                 /s/ Ernst & Young LLP



New York, New York
April 21, 1997